CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chell Group Corporation
Toronto, Ontario

      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1/A, of our report included herein dated December 27, 2000,relating to the audited financial statements of Engyro, Inc..

                                        Simione Scillia Larrow & Dowling LLC

New Haven, CT
February 22, 2001